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                                                                    EX-99.(j)(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of the Wells Fargo Funds Trust:

We consent to the use of our reports for the Wells Fargo Managed Account CoreBuilder Shares - Series G and Wells Fargo Managed Account CoreBuilder Shares
- Series M, two funds of the Wells Fargo Funds Trust, dated February 25, 2010, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the statements of additional information.


/s/ KPMG LLP

Boston, Massachusetts
April 28, 2010